Exhibit T3A-8

Prescribed by J. Kenneth Blackwell

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CERTIFICATE OF AMENDMENT

BY SHAREHOLDERS TO ARTICLES OF

CARAUSTAR PAPERBOARD CORPORATION

(Name of Corporation)

946550
(charter number)

THOMAS V. BROWN	, who is the	VICE-PRESIDENT
(name)		(title)

of the above named Ohio corporation organized for profit, does hereby certify that: (Please check the appropriate box and complete the appropriate statements)

☐	a meeting of the shareholders was duly called and held on , at which meeting a quorum the shareholders was present in person or by proxy, and that by the affirmative vote of the holders of shares entitling them to exercise % of the voting power of the corporation.

☒	in a writing signed by all the shareholders who would be entitled to notice of a meeting held for that purpose, the following resolution to amend the articles was adopted:

FIRST: The name of the corporation is: Caraustar Mill Group, Inc.

IN WITNESS WHEREOF, the above named officer, acting for and on behalf of the corporation, has hereunto

subscribed	his	name on	May 29, 2001
	(his/her)		(date)

Signature:	/S/ THOMAS V. BROWN

Title:	Thomas V. Brown, Vice President

Version: July 15, 1999

05554-1313

ARTICLES OF INCORPORATION

(Under Chapter 1701 of the Ohio Revised Code)

Profit Corporation

The undersigned, desiring to form a corporation, for profit, under Sections 1701.01 et seq. of the Ohio Revised Code, do hereby state the following:

FIRST.	The name of said corporation shall be	Caraustar Paperboard Corporation

SECOND.	The place in Ohio where its principal office is to be located is

Cleveland	,	Cuyahoga	County, Ohio.
(City, Village or township)

THIRD.	The purpose(s) for which this corporation is formed is:

To engage in any lawful act or activity for which corporations may be formed under Chapter 1701, Ohio Revised code.

FOURTH. The number of shares which the corporation is authorized to have outstanding is: (Please state whether shares are common or preferred, and their par value, if any. Shares will be recorded as common with no par value unless otherwise indicated.

One hundred (100) Common shares, no par value

IN WITNESS WHEREOF, we have hereunto subscribed our names, this    5th         day of     July                                                             , 19    96                    .

By:	/S/ M.L. ELLIS ,	Incorporator
M.L. Ellis

By:	/S/ M.L. MULKEEN ,	Incorporator
M.L. Mulkeen

By:	/S/ B.E. GOULD-CINCOTTA ,	Incorporator
B.E. Gould-Cincotta